SECURITIES AND EXCHANGE COMMISSION
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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Feel Golf Co., Inc.
(Exact Name of Small Business Issuer in its Charter)

California	3949	77-0532590
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

Feel Golf Co., Inc.
1354-T Dayton St.
Salinas, CA 93901
(831) 422-9300
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Feel Golf Co., Inc.
1354-T Dayton St.
Salinas, CA 93901
(831) 422-9300
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP.
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, $0.001 par value per share	2,318,226 (1)	$1.00 (2)	$2,318,226	$91

(1)	This Registration Statement covers the resale by our selling shareholders of up to 2,318,226 shares of common stock previously issued to such selling shareholders.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $1.00 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED SEPTEMBER __, 2008

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated September ___, 2008

2,318,226 SHARES OF
FEEL GOLF CO., INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 2,318,226 shares of our common stock can be sold by selling security holders at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS IS RISKY AND SPECULATIVE IN NATURE. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is:  SEPTEMBER __, 2008

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.

If any of the following risks occur, our business operation, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the future investors.

About Our Company

Feel Golf Co., Inc. (“Feel Golf” or the “Company”) was incorporated on February 14, 2000 in the State of California. Our history dates back to our founder, Lee Miller, a PGA member who became well known for the excellent golf products he designed & created for golfers. Our main business is the design and manufacture of premium golf grips and clubs and other merchandise. We sell our golf clubs and grips to U.S. and international distributors, wholesalers and retailers, including retail sales on our website.

We have established minor international distribution channels through 30 countries covering the UK, most of Europe, Canada, Australia, Asian Pacific Rim countries, parts of Western Asia and South Asia. Domestically, we currently have a sales staff at ours Salinas, California headquarters and a sales office in Clearwater, Florida, for the Eastern Region of the U.S.

We introduced our award-winning Reverse Taper –Full ReleaseTM Performance Grip in late 2004 and a second generation Reverse Taper – Pro ReleaseTM Performance Grip in September, 2007. In July, 2007, the Full ReleaseTM Performance Grip was endorsed by the United States Schools of Golf (USSOG) as their Official Golf Grip. The Full ReleaseTM Performance Grip is presently sold by the world’s largest and most respected golfing retail chains in the U.S. including Golfsmith, Edwin Watts, Golf Galaxy, Golfworks and PGA Superstores.

We currently have established relationships with several major golf retail chains in the U.S. including Golfsmith, Edwin Watts, Golf Galaxy, Golfworks, Pro Golf and PGA Superstores, who represent the majority of the off-course U.S. golf equipment sales.

Where You Can Find Us

Our principal executive office is located at 1354-T Dayton St., Salinas, CA 93901, and our telephone number is (831) 422-9300.

Terms of Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $1.00 was determined by the price of the shares that were sold to our shareholders and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Financial Overview

The following data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The Company’s financials are audited for years 2000-2007. The financial records are in accordance with GAAP. The statement of operations and balance sheet data from December 31, 2006 and 2007 are derived from our audited financial statements. The interim financial data for the six months period ended on June 30, 2008 is derived from our reviewed financial statement.

	For the Six Months Ended on June 30	For the Year Ended December 31
Statement of Operations	(unaudited)	(audited)
	2008	2007	2006
Revenues	$366,819	$547,436	$670,027

Cost of Goods Sold	75,489	300,367	292,309

Gross Profit	291,330	247,069	377,718

Total Operating Expenses	251,150	477,713	604,711

Net Loss from Operation	40,179	(230,644)	(226,993)

Total Other Income and Expenses	(25,787)	(113,167)	(106,488)

Net Profit (Loss)	13,592	(343,811)	(333,481)

	For the six Months Ended on	For the year ended on
	June 30	December 31,
BALANCE SHEET DATA	(unaudited)	(audited)
	2008	2007	2006
Cash	$33,694	$6,606	$11,962

Total Assets	666,734	537,584	652,372

Total Liabilities	1,106,365	2,068,309	1,838,286

Shareholders' Equity	(439,631)	(1,530,725)	(1,185,914)

RISK FACTORS

In addition to other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and risky in nature. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. Any person who cannot afford the loss of his or her purchase price for the offered shares should not purchase the offered shares because such a purchase is highly speculative and involves significant risks. Our business objectives must also be considered speculative, and we cannot guaranty that we will achieve those objectives. Purchasers of the offered shares may not realize any return on their purchase of the offered shares.

If any of the following risks occur, our business operation, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the future investors.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED IN NEW AND RAPIDLY EVOLVING MARKET.

We have an 8-year operating history with the majority of this time spent on research and development of our products. We also face many of the risks and difficulties encountered in new and rapidly evolving markets. These risks include the ability to:

•	Increase awareness of our brand names;
•	Strengthen customer loyalty;
•	Maintain current strategic relationships, and develop new strategic relationships;
•	Respond effectively to competitive pressures;
•	Continue to develop and upgrade technology; and
•	Attract, retain and motivate qualified personnel.

THE RESULTS OF OUR OPERATIONS WILL DEPEND ON A NUMBER OF FACTORS OVER WHICH WE WILL HAVE NO CONTROL.

We are subject to the general risks of the marketplace in which we do business. These risks includes changes in general economic or local economic conditions, changes in supply of or demand for similar and/or competing products and services in the area, and changes in tax and governmental regulations that may affect demand for such products and services. Purchases of discretionary sporting goods tend to decline in periods of economic uncertainty.  Any significant decline in general economic conditions or uncertainties regarding future economic prospects that affect consumer spending could have a material adverse effect on our business.  For these and other reasons, no assurance of profitable operations can be given.

ALTHOUGH OUR PRODUCTS ARE CURRENTLY IN DEMAND, THERE IS NO ASSURANCE THAT SUCH DEMAND WILL CONTINUE OR WE WILL BE SUCCESSFUL IN OBTAINING A SUFFICIENT MARKET SHARE TO SUSTAIN OUR BUSINESS OR TO ACHIEVE PROFITABLE OPERATIONS.

Because we have a limited prior operating history, there is no assurance that we will maintain and increase our revenues and be profitable. Additionally, if either the demand for the particular products produced by us or the consumer industry generally suffers a decline, and if general economic conditions deteriorate significantly, our business could be impacted to a substantial degree resulting in lower profitability or losses. Many of the factors, which affect us are dictated by the marketplace and are beyond our control.

OUR FUTURE SUCCESS RELIES UPON A COMBINATION OF PATENTS AND PATENTS PENDING, PROPRIETARY TECHNOLOGY AND KNOW-HOW, TRADEMARKS, COPYRIGHTS, CONFIDENTIALITY AGREEMENTS AND OTHER CONTRACTUAL COVENANTS TO ESTABLISH AND PROTECT ITS INTELLECTUAL PROPERTY RIGHTS. IF OUR PRODUCTS ARE DUPLICATED OUR RESULTS OF OPERATIONS WOULD BE NEGATIVELY IMPACTED.

We believe that our business does not infringe upon the valid proprietary rights of others, but there can be no assurance that third parties will not assert infringement claims against us. If infringement claims are brought against us, there can be no assurance that we will have the financial resources to defend against such claims or prevent an adverse judgment against us. In the event of an unfavorable ruling on any such claim, there can be no assurance that a license or similar agreement to utilize the intellectual property rights in question relied upon by us in the conduct of our business will be available to us on reasonable terms, if at all. In the event of an unfavorable ruling on any such claim, there can be no assurance that a license or similar agreement to utilize the intellectual property rights in question relied upon by us in the conduct of our business will be available to us on reasonable terms, if at all. The loss of such rights (or the failure by us to obtain similar licenses or agreements) could have a material adverse effect on our business, financial condition and results of operations.

Our new flagship product, the Full Release Grip™ Performance Grip, has current design and utility patents and other patents pending and we have trademarked its name. Further, although we have multiple patents pending in the United States on our primary product, the “Full Release Grip™” Performance Grip, there can be no assurance any of these additional patents will be granted or, even if they are, that we will have the resources to enforce these patents through litigation or otherwise. In addition, patents granted by the United States Patent Office do not guarantee that competitors in overseas locations will not imitate our products, or patent similar products in other nations. That some of our other product lines are not (we have other product patents-wedges) implies that our sales are not as strong as they could be since other manufacturers and distributors can develop and sell similar products.

OUR OPERATIONS ARE DEPENDENT TO A SIGNIFICANT EXTENT ON OUR ABILITY TO DESIGN AND DEVELOP NEW GOLF EQUIPMENT, WHICH REQUIRES US TO REMAIN CURRENT WITH TECHNOLOGICAL ADVANCES IN THE GOLF INDUSTRY.

We may not be able to compete effectively if we do not keep up with the continuing technological changes in the golf industry. The golf equipment market is characterized by rapidly changing technology designed to enhance golf equipment performance. Accordingly, our future success will depend, in part, on our ability to:

• Effectively using leading technologies in the design and manufacture of our equipment;
• Continue to develop our strategic and technical expertise through our internal resources or through strategic alliances and partnerships;
• Develop new products and services that meet changing customer needs;
• Advertise and market our golf equipment;
• Influence and respond to emerging industry standards and other technological changes.

In order for us to achieve and sustain profitability in the golf equipment market, all of these tasks must be accomplished in a timely and cost-effective manner. We cannot assure you that we will succeed in effectively doing any of these tasks and our failure to do so could result in a significant decline in the revenue we generate from equipment sales.

WE DO NOT MANUFACTURE OUR OWN PRODUCTS SO OUR ABILITY TO DISTRIBUTE OUR PRODUCTS COULD BE INTERRUPTED AT ANY TIME BY EVENTS BEYOND OUR CONTROL.

We rely exclusively on other firms and entities located in other countries to manufacture our products for us. Thus, we continually face risks of negative events in foreign countries that could impact or interrupt the manufacture of our products such as the availability and cost of raw materials and labor, the potential need for additional capital equipment, increased manufacturing costs, potential organized labor issues, plant and equipment obsolescence, political unrest, worker's safety and compensation issues and quality control. A disruption of our production or distribution would have a material adverse effect on our results of operations.

THE CONTINUED DEVELOPMENT AND COMMERCIALIZATION OF OUR PRODUCTS WILL REQUIRE A COMMITMENT OF SUBSTANTIAL FUNDS.

Although we believe that the cash flow generated from operations will be sufficient to fund our operations for the next year, there can be no assurance that this will actually occur. Our actual capital requirements will depend on many factors, including but not limited to, the costs and timing of our development and launch activities, the success of our development efforts, the costs and timing of the expansion of our sales and marketing activities. The extent to which our existing and new products will gain market acceptance will be based upon our ability to maintain existing collaborative relationships and enter into new collaborative relationships, competing product developments. Progress of our commercialization efforts and the commercialization efforts of our competitors, costs involved in acquiring, prosecuting, maintaining, enforcing and defending intellectual property claims, developments related to regulatory issues, and other factors.  We estimate that it will require a substantial investment to launch additional products with significant marketing efforts in our target market and to implement our business plan nationwide and internationally.

IF WE DO NOT GROW OR ARE UNABLE TO MANAGE OUR GROWTH, WE MAY NOT BE ABLE TO GENERATE SUFFICIENT REVENUE TO FUND OUR OPERATIONS, AND IT MAY RESULT IN OPERATING INEFFICIENCIES AND LOST PROFIT OPPORTUNITIES.

Our business plan is to rapidly expand our customer acquisition efforts and spending to grow our business. However, we may not grow as planned or at all. If we do grow, such growth may place significant strains on our management personnel and other resources. In order to manage our future growth, we will need to continue to improve our operational, administrative and accounting systems and to continue to attract, train, retain, motivate and manage our employees. In addition, our future success will depend in large part on our ability to maintain high rates of customer satisfaction, on-time delivery, inventory utilization and product and service quality. If we are unable to manage our growth effectively, we may not be able to retain key personnel or provide quality services and equipment, in which case we may not be able to generate sufficient revenue to fund our operations.

THE LOSS OF OUR KEY EMPLOYEE WOULD HAVE A NEGATIVE IMPACT ON FEEL GOLF.

We consider Lee Miller, our Founder, and David Otterbach and Greg Cottingham to be essential to the success of the business. None of these individuals are currently subject to a written employment agreement and we do not maintain key life insurance on them.  Although they have not indicated any intention of leaving us, the loss of any one of these individuals for any reason could have a very negative impact on our ability to fulfill on our business plan.

WE ARE SUBJECT TO SIGNIFICANT GOVERNMENTAL REGULATION THAT COULD NEGATIVELY IMPACT OUR RESULTS.

The manufacturing, packaging, labeling, advertising and distribution of our products may be subject to regulation by federal agencies including but not limited to the Consumer Product Safety Commission ("CPSC"), the United States Department of Commerce ("USDOC") and the Environmental Protection Agency ("EPA"). Our activities are also regulated by various agencies of the states and localities in which our products are sold. We may be subject, from time to time, to additional laws or regulations administered by Federal, state or foreign regulatory authorities, or to revised interpretations of current laws or regulations. We are unable to predict the nature of such future laws, regulations, interpretations or their application to us,  nor can we predict what effect additional governmental regulations or administrative orders, when and if promulgated, would have on our business in the future. They could, by way of illustration and without limitation, require us to recall or discontinue certain products, expand documentation of the properties of certain products, expand or provide different labeling and packaging, or impose additional record keeping requirements. Any or all such requirements could have a material adverse effect on our results of operations and financial position.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $1.00 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

OUR OFFICERS AND DIRECTORS BENEFICIALLY OWN THE MAJORITY OF THE OUTSTANDING COMMON STOCK AS OF THE DATE OF THIS FILING AND COULD TAKE ACTIONS DETRIMENTAL TO YOUR INVESTMENT FOR WHICH YOU WOULD HAVE NO REMEDY.

Our officers and directors beneficially own the majority of the outstanding common stock as of the date of this filing. They will continue to have the ability to substantially influence the management, policies, and business operations. In addition, the rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future.

OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are "forward-looking statements." Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties' individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believes," "continue," "could," "estimates," "expects," "intends," "may," "might," "plans," "possible," "potential," "predicts," "projects," "seeks," "should," "will," "would" and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

Item 4.  Use of Proceeds

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5.  Determination of Offering Price

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over-The-Counter Bulletin Board (OTC Bulletin Board) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6. Dilution

The common stock to be sold by the selling shareholders as provided in Item 7 is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. Selling Security Holders

The shares being offered for resale by the selling stockholders consist of the 2,318,226 shares of our common stock held by 11 shareholders of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 26, 2008 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering

Todd & Karen Acker	21,764	10,000	0	0%
Miller Family Trust (1)	11,456,219	1,000,000	10,456,219	65.99%
David Alexander	20,000	20,000	0	0%
Jerry Natalia	7,500	7,500	0	0%
Glen Puro	10,000	10,000	0	0%
Mike and Nancy Anderson	5,000	5,000	0	0%
Eric Oversteg	20,000	20,000	0	0%
Jim & Darla Hinderscheid	10,000	10,000	0	0%
Brendon Jones	5,000	5,000	0	0%
Anslow Jaclin LLP (2)	25,000	25,000	0	0%
Criterion Capital Partners, LLC (3)	1,205,726	1,205,726	0	0%

(1)	Lee Miller is the Trustee of the Miller Family Trust and has investment control of its shares of our common stock.
(2)	Gregg E. Jaclin is a partner at Anslow & Jaclin, LLP and has investment control of its shares of our common stock.
(3)	Adam Levin is the principal of Criterion Capital Partners, LLP and has investment control of its shares of our common stock.

Except for the Miller Family Trust, to our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates;
-	are broker-dealers or affiliated with broker-dealers.

Item 8. Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $1.00 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC Bulletin Board concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $1.00 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

O	ordinary brokers transactions, which may include long or short sales,
O	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
O	through direct sales to purchasers or sales effected through agents,
O	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
O	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $45,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. Description of Securities to be Registered

General

We are authorized to issue only one class of shares of stock that consist of 100,000,000 shares of common stock, $0.001 par value per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share.  Currently we have 15,845,575 shares of common stock issued and outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are not authorized to issue shares of preferred stock.

Dividends

We have not paid any cash dividends to shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

Pursuant to a resolution of our Board of Directors, as approved by our shareholders at a special meeting on February 5, 2005, we adopt the 2003-2004 stock option plan (the “Plan”). Options granted under the Plan may be incentive stock options as defined in Section 422 of the Internal Revenue Code (the “IRS”) or non-statutory stock options, as determined by the Board of Directors or any of its Committees at the time of grant of an option and subject to the applicable provisions of Section 422 of the IRS, as amended, and the regulations promulgated thereunder. Stock purchase rights may be granted under the plan. For the purpose of the Plan, the employee means any person, including officers and directors, employed by Feel Golf or any Parent or Subsidiary of Feel Golf.

With respect to grants of Options or Stock Purchase Rights to employees who are also officers or directors of the Company, the Plan shall be administered by the Board of Directors or a committee appointed by the Board of Directors if the Board or the committee administers the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or an successor thereto with respect to a plan intended to qualify thereunder as a discretionary plan.

With respect to grants of Options or Stock Purchase Rights to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by either the Board or a committee appointed by the Board, which be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of California corporate and securities laws, of the IRS, and of any applicable stock exchange.

Non-Statutory Stock Options and Stock Purchase rights may be granted to employees and consultants and Incentive Stock Options may be granted only to employees.

As of September 26, 2008, we have not granted any Incentive Stock Options and Non-Statutory Stock Options.

Item 10. Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Hawkins Accounting of Los Angeles CA to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11.  Information about the Registrant

Description of Business

We were founded on February 14, 2000 in the State of California. We manufacture wedges with lofts ranging from 46° to 73°in three distinct color finishes: Satin, Gun Metal and Designer. These wedges are pressure cast and made of a proprietary blend of metals providing a unique feel with a lower drag-coefficient improving a golfer’s ability for more accurate shots. Advanced manufacturing and assembly technologies assure that each wedge has the same Kick Point, Balance Point, Swing Weight, Total Weight, Length, Frequency and Feel. These wedges have been noted by Tour players and amateurs alike for their soft feel, and have won eight (8) annual “Best of the Best” product category awards from several independent testing organizations over the past years. Our golf clubs and golf grips conform to the rules of golf as set out by the United States Golf Association (USGA) and The Royal and Ancient Golf Club (R&A).

In late 2004, we introduced to the market The Full ReleaseTM Performance grip, a reverse-tapered golf grip. In 2005, the Full ReleaseTM Performance Grip was named “Top Discovery” at the International PGA Show in Orlando, FL and was endorsed by the United States Schools of Golf (USSOG) in July 2007, as their “Official Golf Grip.” The USSOG represents over 60 premier teaching facilities throughout the country.

The base manufacturing of all components including club heads, shafts and grips is currently outsourced. Final assembly and shipping is handled in our international headquarters based in Salinas, CA, utilizing PGA Members trained in the art of club making.  State-of-the-art manufacturing assembly techniques are used for compliance with our design and quality control requirements.

We sell our golf clubs and grips to U.S. and international distributors, wholesalers, and retailers, including retail sales on its website. We have established minor international distribution channels through 30 countries covering the UK, most of Europe, Canada, Australia, Asian Pacific Rim countries, parts of Western Asia and South Africa. With respect to the domestic distribution, we have established a sales staff at our Salinas, CA headquarters and a sales office in Clearwater, FL.

Marketing

We believe the Full ReleaseTM Performances grip’s game improvement characteristics are attractive to golfers of all skill levels. Anecdotal evidence suggests that over ninety percent (90%) of all golfers slice the ball--making these golfers ideal target consumers of the Full Release™ and Pro Release ™ Performance grips.

We believe the global market for our performance grips is significant. With our premium wholesale price, the global grip market could represent a very significant opportunity with even minor market share penetration - potentially representing significant growth in total revenues. With an appropriate and consistent marketing campaign to advertise the benefits of our performance grips and build brand awareness, we believe our golf grips can either replace the market and/or take a significant market share, similar to how Metal Woods, Graphite Shafts, and/or Soft Spikes replaced their respective markets and/or garnered significant market share.

We are initially targeting the aftermarket for our grip sales, but we have been in discussion with a number of select golf Original Equipment Manufacturers (“OEM”) to have the grips installed on their club line as a licensee. Currently two large OEMs are testing our grips for consideration as one of their offering on their golf clue line.

With respect to U.S. domestic marketing, we have built relationships with several major golf retail chains in the US including Golfsmith, Golf Galaxy, Edwin Watts, Golfworks, Pro Golf and PGA Superstores that represent the majority of U.S, golf equipment sales. We believe that our largest single golf club & golf grip customer base will be the major retail chains. With this opportunity clearly in mind, we will initially concentrate efforts to maximize sales results via marketing efforts geared to increase brand awareness and pre-sell the golfing customer.  While we expect considerable efforts to be directed at the major retailers and cultivating new, retailing chains, there remains literally tens of thousands of on course and off course pro shops, club makers and hobbyists for us to also market to.

We believe our established international distributor network also holds potential for sales growth and through these distributors’ efforts, to grow our brand name recognition around the world.  We plan to continue marketing directly to the public through our website and with advertising programs designed to direct potential customers either to the our on-line site or to our in-house sales personnel. Significant marketing efforts will be directed to this in house channel with most sales at retail pricing bringing considerably higher profit margins than those realized via wholesale channels.

Demand in the golf industry is driven by strong marketing and public relations. Likewise, successful product launches in golf are accomplished through strategic marketing and strong visibility on the professional tours.  Our brand products have visibility on various tours worldwide and many Tour players have experienced Feel wedges over the years. A continuing presence of our representatives on major PGA and LPGA tours is necessary to increase visibility and product credibility. To reach the mass market, we anticipate frequently advertising The Full Release™ Performance grip’s infomercial on The Golf Channel in the US. This is a far-reaching media campaign, yet highly targeted. A continuous TV Infomercial and TV Spot advertising strategy is among the strongest product awareness builders, proven to generate consumer, major chain golf retailer, golf pro shop, and catalog publishers’ interest.

Additional strategic advertising and promotion plans include key industry endorsements, Our company press releases, additional TV spots, major golf magazine print ads,  media days for major magazine equipment writers sponsored by us, weekly schedules with retailer demo days, enhanced and continual in-store support programs, open-to-the-public as well as privately sponsored clinics, USA and European PGA Tour staff presence, annual trade-shows, as well as a continuous in-house production of articles and editorials, as contributing writers, as offered by leading golf magazines.  Our product marketing emphasizes the many ways in which our brand products are performance enhancing. The products’ unique selling points include the following:

•
Our products include quality components, excellent design characteristics and quality control assembly by PGA trained professionals in compliance with our exacting standards. Our patented and proprietary designs are highlighted, including the club’s unique blend of hi-finishes that stand out among an otherwise dull product finish industry. Our club line was originally designed & developed by Tour players for their own personal use.

•
Quality manufacturing is a key component of our brand. Our clubs are neither “customized” for Tour players nor “mass-produced” for the general public. This is a most important competitive distinction, and creates a new category of products that are made to exacting standards for high performance and playability that is unique among the major club manufacturers.

•
Our products’ high performance characteristics can have a profound effect on a golfer’s ability to play a better, more consistent game of golf.  With independent testing verification, our marketing emphasizes that our clubs and grips provide golfers with better “feel” that allows for more distance, improved accuracy and the ability for lower scores.

•
We believe the Full Release™ Performance Grip’s reverse taper design, our multi-colored Designer Wedges, and the Gun Metal and Yellow Competitor irons visually differentiate our products from those of its competitors, imparting a high quality, high performance message at first glance.

•
There are numerous models of commodity class grips available, with MSRP prices ranging from ~$2 to > $6 per grip. Our Full Release™ Performance grips are positioned as a major advance in golf equipment technology – not just another older styled, traditional golf grip that’s been slightly modified. Therefore, this unique grip is premium priced (MSRP) in a range between $8 and $10 each.  As with all of our products, a marketing perception of higher value is portrayed.

•
Industry prices for golf wedges range from below $25 to over $275 each.  Many well known brands compete in the “professional grade” segment of the market and have offerings around $125 (MSRP).  Our wedges are generally priced slightly higher than other brands as we believe our quality and recognized playability imparts a higher perceived value to the customer.

We plan to support five distinct sales channels:

•	Direct to Consume: we plan to use direct response marketing in advertisement and infomercials, running primarily on the Golf Channel, web sites and national print media.

•
Wholesale Distribution: we plan to employ a well-trained and efficient sales staff to sell and provide ongoing marketing and in-store support to U.S. major golf retailers. There are more than 18,000 independent golf specialty stores in the U.S. alone, and over eight major USA retail golf chains, currently with an estimated 700 outlets and growing. Sales staff will be assigned to provide ongoing service to the major retail outlets and larger independents. Our customers also include specialty golf catalog retailers reaching well over 15 million US golfers annually.

•	Internet Sales: we plan to hire a staff of two (2) skilled employees whose duties will be to aggressively market our line of products on the Internet at retail prices on our website.

•
International: our international sales alliances carry our clubs, grips and other products into dozens of countries.  Prominent in the international arena is Asia, where golf as a sport is rapidly growing and becoming a national pastime with millions playing the game. We plan on hiring a staff of two (2) to be responsible for continuous training to our distributors in Asia and also Europe. Our international distributors are responsible for their own marketing expenditures, but we also plan to provide them with ongoing training which we believe should expedite and expand their sales.  We anticipate that with a greater world-wide acceptance of our products by Tour players - will also facilitate globalization of the Feel Golf brand.

•
Call Center and Inside Sales: we plan to assemble an effective in house telemarketing sales force, which will sell direct to our consumers, handle both inbound and outbound customer communications and sales, customer service, thus contributing significantly to over-all profit and revenues.

Competition

The golf equipment industry is competitive. Sufficient capital and excellent products are the key to success in this competitive market. We believe that our eight years of history is a strong indicator that we have excellent products with an established and unique niche with the golf industry.  The following is our major larger competitors:

•	Titleist: it is a part of the Acushnet Company whose brands include Foot Joy, Cobra and Pinnacle. Acushnet itself is a subsidiary of Fortune Brands, Inc.

•	Callaway: it was public company founded in 1982. Callaway’s new “Two Ball Putter” is reaching record sales.

•	Cleveland Golf: founded in 1979, it is regarded as the leader in wedge sales and production.

•	Nike: it entered the golf equipment market with golf shoes apparel, balls and accessories to grow revenues. In 2001, it launched a new line of golf clubs.

•	Taylor Made: a subsidiary of Adidas-Salomon, it was founded in 1979.

•	Ping: it is a family own company, founded in 1959. It always emphasizes club design and engineering.

The largest Manufacturers in the grip industry include:

•	Golf Pride Grips, a subsidiary of Eaton Corporation, Laurinburg, NC

•	Lamkin Corporation, San Diego, CA

•	Winn Grips, Huntington Beach CA

•	Avon Grips, Kingwood, TX

In this competitive market, except for one other grip company, we are the only grip company that produces a reverse-tapered golf grip with patent protection. All of our products are uniquely designed in appearance, different in playability and feel, and valuable for golfers of all skill levels.

Intellectual Property

Our intellectual property portfolio contains dozens of trademarks, patents and patent applications.

Trademark

We currently own ten (10) registered trademarks that protect our company’s name as well as our products. Our products protected under these trademarks include golf clubs, golf grips, golf putters, golf bags and golf bags. The ten (10) registered trademarks are (1) “Feel,” (2) “Feel Golf,” (3) “Sensation,” (4) “Competitor,” (5) “Dr. Feel,” (6) “Designer Wedges,” (7) “The Dart Thrower,” (8) “The Heater,” (9) “Full Release,” and (10) “Pro Release.”

In addition, we have several other in-use trademarks which are not yet registered but protected by the common law. These marks, including “Release,” “X-Wrap,” and ‘Butterstick,” are used on other golf clubs and golf grips which are not protected under the ten (10) registered trademarks as aforementioned.

Patent
Utility Patent

We currently have one issued utility patent titled “Improved Golf Club Grip.” This utility patent protects a golf club grip with a progressively reducing diameter from the cap end of the grip to the shaft end of the grip, commonly referred to as a reverse taper. The external surface of the golf club grip extends upwardly into an elevated, linear ridge and extends along the grip, commonly referred to as a reminder ridge. This ridge provides the basis for consistent positioning of the grip in the user’s hand.

Design Patent

We also have nine issued design patents covering a variety of golf club head and grip designs, including reverse tapers, flared end-caps, and wrap grips.

We also currently have two pending inventions, “Wrap Grip” and “Golf Club Grip” patent, with the improvement protecting a flared end cap. While the “Improved Golf Club Grip” patent protects a reminder ridge, it does not protect a grip with multiple reminder ribs or ridges. The pending “Golf Club Grip” application does, which is important for the golfer for consistent positioning purposes. In addition, the “Golf Club Grip” application specifically describes a “Y” shaped reminder rib, which is not disclosed in the “Improved Golf Club Grip” patent. This “Y” shaped rib provides for consistent and repeatable finger placement and positioning, increase the Moment of Inertia relative to the golf club head, reduces the torques around the longitudinal axis of the club, and allows the golfers to position the club in such a manner as to induce a controlled draw and fade on the flight of the ball after impact.

Upcoming Applications

We have several utility and design patent applications that are upcoming. Five of these inventions related specifically to the golf club grip and will protect the process for making the grip, grips with a cord, notched underlisting, and metal counterweight. Other applications will cover the Butterstick, Competitor, and Wedge products.

Although no patent is guaranteed to be valid, an Examiner at the United States Patent and Trademark Office found our patented inventions to be non-obvious after reviewing the prior art. In addition, a registered United States Patent is presumed to be valid.

Description of Property

Our principal business office is located at 1354-T Dayton St., Salinas, CA 93901.

Legal Proceedings

There are no legal proceedings pending or threatening against us.

Market for Common Equity and Related Stockholder Matters

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 66 shareholders of our common stock.

Stock Option Grants

Pursuant to a resolution of our Board of Directors, as approved by our shareholders at a special meeting on February 5, 2005, we adopt the 2003-2004 stock option plan (the “Plan”). Options granted under the Plan may be incentive stock options as defined in Section 422 of the Internal Revenue Code (the “IRS”) or non-statutory stock options, as determined by the Board of Directors or any of its Committees at the time of grant of an option and subject to the applicable provisions of Section 422 of the IRS, as amended, and the regulations promulgated thereunder. Stock purchase rights may be granted under the plan.  For the purpose of the Plan, the employee means any person, including officers and directors, employed by Feel Golf or any Parent or Subsidiary of Feel Golf.

With respect to grants of Options or Stock Purchase Rights to employees who are also officers or directors of the Company, the Plan shall be administered by the Board of Directors or a committee appointed by the Board of Directors if the Board or the committee administers the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or an successor thereto with respect to a plan intended to qualify thereunder as a discretionary plan.

With respect to grants of Options or Stock Purchase Rights to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by either the Board or a committee appointed by the Board, which be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of Californian corporate and securities laws, of the IRS, and of any applicable stock exchange.

Non-Statutory Stock Options and Stock Purchase rights may be granted to employees and consultants and Incentive Stock Options may be granted only to employees.

As of September 26, 2008, we have not granted any Incentive Stock Options and Non-Statutory Stock Options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

FEEL GOLF CO., INC.
FINANCIAL STATEMENTS OF DECEMBER 31, 2006 AND 2007, AND JUNE 30, 2008
INDEX TO FINANCIAL STATEMENTS

To the Board of Directors and Shareholders
Feel Golf Company, Incorporated
Salinas, California

Report of Independent Registered Public Accounting Firm

I have audited the balance sheets of Feel Golf Company, Incorporated as of December 31, 2007 and 2006, and the related statements of operations, stockholders' deficit and cash flows for the year ending December 31, 2007, 2006 and 2005. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Feel Golf Company Incorporated, as of December 31, 2007 and 2006, the results of operations, statement of shareholders deficit and its cash flows for the years ended December 31, 2007, 2006 and 2005 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 11 to the financial statements, the Company has incurred net losses since inception, retained deficit and negative working capital, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Hawkins Accounting
September 10, 2008
Los Angeles, CA

1925 Century Park East Suite 2050 Los Angeles, CA 90067
(310) 553-5707, Fax (310) 553-5337 hawkinsaccounting@cpahawkins.com

F-1

Feel Golf Company, Inc.
Balance Sheet
December 31, 2007 and 2006

ASSETS	2007	2006
Current Assets
Cash in Bank	$6,606	$11,962
Accounts Receivable	26,578	14,522
Other receivable	96,549	68,035
Inventory	162,921	227,618
Prepaids	28,827	31,307
Total Current Assets	321,481	353,444
Fixed Assets-net	62,739	98,947
Other Assets		-
Deposits	5,288	8,688
Intangible assets (less amortization)	148,076	191,293
Total Other Assets	153,364	199,981
Total Assets	$537,584	$652,372
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable-trade	$211,033	$156,209
Accrued Expenses	304,932	204,694
Payroll taxes	3,680	91,563
Sales taxes	1,192	34
Total Current Liabilities	520,837	452,500
Long Term Liabilities		-
Notes payable-related parties	1,541,698	1,385,787
Other long term debt	5,774	-
Total Long Term Liabilities	1,547,472	1,385,787
Total Liabilities	2,068,309	1,838,286
Shareholders' Equity		-
Capital stock, 100,000,000 shares authorized		-
13,537,349 shares outstanding	2,338,375	2,339,375
Retained deficit	(3,869,100)	(3,525,289)
Total Shareholder's equity	(1,530,725)	(1,185,914)
Total Liabilities and Shareholders' Equity	$537,584	$652,372

The accompanying footnotes are an integral part of these financial statements.

F-2

Feel Golf Company, Inc.
Statements of Operations
For the years ending December 31, 2007, 2006 and 2005

	2007	2006	2005
Net sales	547,436	$670,027	1,053,663
Cost of goods sold	300,367	292,309	606,590
Gross Profit	247,069	377,718	447,073
General and Administrative Expenses			-
Advertising	74,280	85,419	58,866
Amortization	61,018	50,084	66,172
Bad debts	268	2,066	695
Depreciation	42,964	60,876	59,425
Accounting	29,168	19,736	32,210
Legal	8,317	11,569	40,517
Sales expense	52,375	63,294	114,486
Office and computer expense	16,220	12,702	13,224
Travel and entertainment	2,398	2,428	9,621
Insurance	6,759	12,938	25,875
License and permits	3,869	2,347	3,338
Repairs and maintenance	2,355	2,495	2,336
Occupancy expense	47,682	80,598	76,555
Payroll expense	86,132	155,200	192,767
Telephone	7,231	7,560	9,999
General and administrative	36,677	35,398	25,727
Total operating expenses	477,713	604,711	731,812
Net (loss) from operations	(230,644)	(226,993)	(284,739)
Other income and (expenses) Interest expense	(113,167)	(106,488)	(72,442)
Total other income and (expens	(113,167)	(106,488)	(72,442)
Net (loss)	(343,811)	$(333,481)	(357,180)
Net loss per share	(0.03)	$(0.02)	(0.03)
Weighted average of outstanding shares	13,537,349	13,643,085	13,598,085

The accompanying footnotes are an integral part of these financial statements.

F-3

Feel Golf Company, Inc.
Statement of Shareholders' Equity
For the years ended December 31, 2007, 2006 and 2005

Date	SHARES	AMOUNT	RETAINED DEFICIT	TOTAL
2005
December 31, 2004	13,471,585	2,164,875	(2,834,629)	(669,754)
Exchange Loss	110,000	110,000		110,000
January	50,000	50,000		50,000
March	(202,000)	(202,000)		(202,000)
Contingency-Recissior	(1,000)	(500)		(500)
May	(5,000)	(5,000)		(5,000)
Stock Recission	10,000	10,000		10,000
December	202,000	202,000		202,000
Reverse Contingency		-		-
Money Raising Costs			-	-
Net Income/Loss			(357,180)	(357,180)
December 31, 2005	13,635,585	2,329,375	(3,191,809)	(862,434)

2006
December 31, 2005	13,635,585	2,329,375	(3,191,809)	(862,434)
March 31, 2006	11,764	10,000		10,000
Net (loss)			(333,480)	(333,480)
December 31, 2006	13,647,349	2,339,375	(3,525,289)	(1,185,914)

2007
December 31, 2006	13,647,349	2,339,375	(3,525,289)	(1,185,914)
Stock repurchase	(120,000)	(11,000)		(11,000)
December, 2007	10,000	10,000		10,000
Net (loss)			(343,811)	(343,811)
	13,537,349	2,338,375	(3,869,100)	(1,530,725)

The accompanying footnotes are an integral part of these financial statements.

F-4

Feel Golf Company, Inc.
Statements of Cash Flows
For the years ended December 31, 2007, 2006 and 2005

	2007	2006	2005
Cash Flows from operations
Net (Loss)	$(343,811)	$(333,481)		$(357,180)
Adjustments to reconcile net income to
net operating activities
Depreciation	42,964	60,876		59,425
Amortization	61,018	50,084		66,172
(Increase) Decrease in accounts receivable	(12,056)	23,104		45,262
(Increase) Decrease in other receivables	(28,514)	(9,120)		(38,557)
(Increase) Decrease in inventory	64,697	5,519		(5,993)
(Increase) Decrease in prepaid	2,480	15,527		16,845
Increase (Decrease) in accounts payable	54,824	19,461		(110,207)
Increase (Decrease) in other accrued expenses	100,238	76,119		110,045
Increase (Decrease) in payroll taxes	(87,883)	2,473		55,210
Increase (Decrease) in sales taxes	1,158	(629)		(758)
(Increase) Decrease in deposits	3,400	0		540
Net cash used in operations	(141,485)	(90,068)		(159,198)

Investing Activities
Purchase of fixed assets	(6,756)	(22,378)		(31,595)
Purchase of other assets	(18,938)	(42,078)		(81,690)
Net cash used in investing activites	(25,694)	(64,456)		(113,285)

Financing Activities
Sale of Stock	10,000	10,000		170,000
Payments on shareholder loans	(154,896)	(10,093)		(26,220)
Repayment of related party debt	0	0		(6,000)
Payments on capital leases	0	(7,686)		(15,011)
Payments on stock recission	(5,226)	(4,915)		(586)
Shareholder loans	311,955	170,301		156,569
Net cash generated by financing activities	161,833	157,607		278,752

Increase (decrease) in cash and equivalents	(5,346)	3,084		6,271
Cash at the beginning of period	11,962	8,878		2,607
Cash at the end of period	$6,616	$11,962		$8,878

Supplemental disclosures to the Statement of Cash Flows
State Franchise tax paid	$1,600	$0
Interest paid	$113,167	$106,488	$

The accompanying footnotes are an integral part of these financial statements.

F-5

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

Note 1 – Organization and Principal Activities

Organization

Feel Golf Company, Inc. was incorporated on February 14th, 2000 in the state of California. The company is in manufacturing and sales of golf club grips and golf clubs.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

These financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. The Company bases its estimates on historical experience, management expectations for future performance, and other assumptions as appropriate. Key areas affected by estimates include allowance for doubtful accounts, depreciation provisions, income taxes and contingencies. Actual results could differ materially from these estimates under different assumptions and conditions.

Revenue recognition

Domestic Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements’” as amended by SAB 104,”Revisoin of Topic 13 (Revenue Recognition) . The Company recognizes domestic revenue when product has shipped and the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations. Revenue from foreign distributors is recognized when the foreign customer approves the proforma invoice and payment is made via wire transfer and/or credit card. All foreign orders are paid in US Dollars.

Stock – Based Compensation

The Company accounts for share-based compensation arrangements in accordance with SFAS 123 (revised 2004) (“SFAS123(R)”), Share-Based Payments, which the Company adopted in February, 2005 using the “modified retrospective” method of transition.

F-6

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

SFAS 123R addresses the accounting for transactions in which an enterprise receives employee services in exchange for a) equity instruments of the enterprise or b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS 123R requires companies to recognize compensation cost in an amount equal to the fair value of share-based payments, such as stock options granted to employees.

Inventory

Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) cost method of accounting. Inventories are adjusted for estimated obsolescence and written down to net realizable value based upon estimates of future demand and market conditions.

Earnings per Common Share

Statement of Financial Accounting Standards No. 128, “Earnings per Share”, requires presentation of basic earnings per share (”Basic EPS) and diluted earnings per share (“Diluted EPS). Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding (including shares reserved for issuance) during the period. Diluted earnings per share is calculated by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding and all dilutive potential common shares that were outstanding during the period.

Cash and Cash Equivalents

All cash and short-term investments with original maturities of three months or less are considered cash and cash equivalents, since they are readily convertible to cash. These short-term investments are stated at cost, which approximates fair value.

Allowance for Doubtful Accounts

The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required. Accounts are “written-off” when deemed uncollectible.

Historical collection experience has been that a minimal allowance for doubtful accounts is deemed necessary for the years ending December 31, 2007and 2006.

F-7

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Cost includes the price paid to acquire the assets, including interest capitalized during the period and any expenditure that substantially add to the value of or substantially extend the useful life of an existing asset. Maintenance and repairs are charged to operations as incurred.

The Company computes depreciation expense using the straight-line method over the estimated useful lives of the assets, as presented in the table below. The estimated lives of the assets range from three to seven years.

Useful lives in years

Computer Hardware	3-7
Computer Software	3-5
Furniture and Office Equipment	7
Production Equipment	7
Leasehold Improvement	10

Long Lived Assets

The Company accounts for long-lived, tangible assets and definite-lived intangible assets in accordance with Statement of Financial Accounting Standards No. (SFAS) 144, Accounting for the Impairment or Disposal of Long-Lived Assets. As a result, the Company assesses long-lived assets classified as “held and used,” including the equipment and furniture, for impairment whenever events or changes in business circumstances arise that may indicate that the carrying amount of the long-lived asset may not be recoverable. These events would include significant current period operating cash flow losses associated with the use of a long-lived asset group of assets combined with a history of such losses, significant changes in the manner of use of assets and significant negative history or economic trends. Management evaluated the long-lived assets for impairment during 2007 and 2006 and did not note any triggering event that the carrying values of material long lived assets are not recoverable.

Fair Value Estimates

The fair value of an asset or liability is the amount at which it could be exchanged or settled in a current transaction between willing parties. The carrying values for cash and cash equivalents, current and noncurrent marketable securities, restricted investments, accounts receivable and accrued liabilities and other current assets and liabilities approximate their fair value due to their short maturities.

F-8

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

Shipping and Handling Costs

Shipping and handling costs are classified as a source of revenue. They are also classified as distribution costs and presented separately on the statements of operations.

Research and Development

Research and development costs are incurred during the process of researching and developing new products and enhancing the existing products, technologies and manufacturing processes and consist primarily of compensation and related costs for personnel, materials, supplies, equipment depreciation and consultant and laboratory testing costs. The expenses related to these costs are incurred until the resulting product has been completed and tested and is ready for commercial manufacturing.

Income Taxes

Feel Golf has been an “S” corporation for IRS purposes since February 2000 inception with gains and/or losses being passed through to respective shareholders of record. Feel Golf does pay an annual $ 800 corporation franchise fee to the state of California.

Note 3 – Recently issued accounting pronouncements

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB No. 115 ("SFAS No. 159"). SFAS No. 159 permits companies to choose to measure many financial instruments and certain other items at fair value in order to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for our calendar year ending December 2009. We are currently assessing the impact, if any, of this statement on our condensed consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, or ("SFAS 141 (R)"). SFAS 141 (R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non controlling interest in the acquired. SFAS 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The provisions of SFAS 141(R) are effective for financial statements issued for fiscal years beginning after December 15, 2008.

F-9

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

Note 4 – Inventory

Inventories are stated at the lower of the cost (determined using the first-in, first-out method) and are comprised of the following:

	December 31 2007	December 31 2006

Raw materials	$127,375	$148,413
Finished goods	21,717	47,777
Overhead allocation	13,829	31,429
Total Inventory	$162,921	$227,619

Note 5 – Property and Equipment

Property and equipment consists of the following at December 31, 2007and 2006:

	December 31 2007	December 31 2006

Furniture and Fixtures	$287,185	$284,158
Equipment	76,773	75,273
Trade Show Booth	48,394	48,394
Leasehold Improvements	6,219	3,999
(Less) Accumulated Depreciation	(355,831)	(312,877)
Total Net Fixed Assets	$62,739	$98,947

Depreciation expense for the years ending December 31, 2007, 2006 and 2005 were $42,964, $60,876 and $59,425 respectively.

Note 6 - Intangible Assets

a)
Intellectual properties- are carried on the books as of December 31st, 2007. These consist of various design and utility patents of golf clubs and golf grips along with various trademarks and registrations.

b)	Capitalized Film Production- consists of our golf grip and golf wedge Infomercials and TV commercials for same.

c)	Capitalized Talent- Includes on camera celebrity talent used in our marketing films.

d)	Capitalized Promotion- Includes product used by celebrities, and Tour players.

e)

f)	Capitalized Print/Reproduction – Includes printed materials for direct response marketing to consumers.

g)	Capitalized Marketing- Costs for the direct response marketing campaign

F-10

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

The balance of intangible assets is as follows at December 31, 2007and 2006:

	December 31 2007	December 31 2006
Intellectual Property	$178,243	$161,544
Capitalized Film Productions	215,525	215,525
Capitalized Talent	36,899	36,899
Capitalized Promotion	99,047	99,644
Capitalized Print/Reproduction	42,908	45,746
Capitalized Marketing	2,838	0
(Less) Accumulated Amortization	(427,383)	(368,065)
Total Net Intangible Assets	$148,076	$191,293

Amortization expense for the years ending December 31, 2007, 2006 and 2005 were $61,018, $50,084 and $ 66,172 respectively.

Note 7 – Notes Payable

During 2007, the company bought back its stock from its shareholders for a twelve month period with an amount of $5,774.

Interest expense for the years ending December 31, 2007, 2006 and 2005 were $113,167, $106,488 and $72,442 respectively.

Note 8 – Share Capital

Company has authorized 100 million shares of common stock. The Company has also authorized 10 million shares of preferred. No preferred has been issued to date.

a) Share Capital

Share capital raised during 2007 & 2006 with sale of private common stock via Reg D and/or 25102 (n) is as follows;

2007	10,000 shares issued at $1 each	$10,000
2006	11,764 shares issued at $.85 each	$10,000

b) Stock Options

The Company on February 5th 2005 adopted a formal stock option plan. The Board of Directors approved 3 million shares for use as an option pool. At December 31, 2007, there were no stock options outstanding.

F-11

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

c) Common Share Re Purchase (s)

The Company re-purchased shares of its outstanding common shares during;

2007- 10,000 shares @ $ 1.00 each - $10,000.00
                          100,000 shares @ $ 0.01 -$ 1,000.00

Note 9 – Leases

Operating Leases

The Company was located from January 2003 until January 2007 in Monterey CA in a 4 year gross lease. In January 2007, the Company relocated from Monterey, CA to Salinas, CA.

The Company presently leases its 5500 square foot manufacturing and office facilities in Salinas, CA from an unrelated party. The renewable lease was for a one year period beginning February 1, 2007, and ending February 1st, 2008. The present one year lease is from February 2008 until February 2009. The lease has a 2 year renewable with an annual 2.5 % CPI. The lease is a gross lease to the lessee, with the lessor agreeing to pay all taxes, rates and assessments on the leased premises, in accordance with generally accepted accounting principles applicable to the real estate industry.

Rent expense for the year ending December 31, 2007, was $44,659 and $76,430 and $71,438 for 2006 and 2005 respectively

Future minimum lease annual payments under this lease are as follows:

2008	$ 41,821
2009	$ 42,865
2010	$ 43,937

Note 10 – Income taxes

During the years ending December 31, 2007, 2006 and 2005, the company was in S Corporation, with all income and losses passed through to its shareholders. Therefore, no provision for income taxes needs to be made.

Note 11 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company had incurred an accumulated retained deficit of $3,869,100 inception to December 31, 2007. The company had $141,485 negative cash flow from operations and

F-12

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

$199,356 negative working capital as of December 31, 2007.These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a private placement and public offering of its common stock. The Company has an extensive marketing plan that it hopes will move the Company’s products and processes into different areas and countries. The Company has begun research and development into new product and new revenue channels that it hopes will result in revenue generation.

There is no guarantee that the company will achieve profitable operations or raise sufficient capital through sale of its stock.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 12 - Financial Instruments

Credit Risk

Concentration of credit risk with respect to accounts receivable is limited due to the Company's credit evaluation process, the large number of customers comprising the Company's customer base and their dispersion among many different geographical areas of the USA.

In the normal course of business, the company evaluates the financial condition of its customers on a continuing basis and reviews the credit worthiness of all new customers.

The Company maintains its bank accounts in one institution and maintains balances of low to minimum five (5) figures in US dollars.

Fair Value

Fair value estimates are made as of a specific point in time using available information about the financial instrument. These estimates are subjective in nature and often cannot be determined with precision.

Financial instruments of the company consist mainly of cash, accounts receivable, accounts payable, accrued liabilities, and long-term debt. As at December 31, 2007and 2006, there were no significant differences between the carrying amounts of these items and their estimated fair values.

F-13

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the Years Ending December 31, 2007, 2006 and 2005

Note 13 - Related Party Transactions

Two major shareholders have loaned working capital funds needed by the Company. The Company received borrowings from shareholders for the years ending December 31, 2007and 2006 in the amount of $311,955 and $170,301 respectively. The company also made payments on shareholders loans in the amount of $154,896, $10,093 respectively during 2007 and 2006. The accrued interest expense for related parties note payables were $302,850 and $202,613 respectively for the years ending December 31, 2007 and 2006. The outstanding balances for the related party note payable were 1,541,698 and $1,385,787 respectively as of December 31, 2007 and 2006.

Note 14 – Subsequent events

In August 2008, the company issued stock for services for pre-public expenses.

On July 1, 2008, the company elected out its S Corporation status for income purposes.

End of Notes

F-14

Feel Golf Company, Inc.
Statements of Operations
For the six months ending June 30, 2008 and 2007

	2008	2007

Net sales	366,819	295,537

Cost of goods sold	75,489	71,513

Gross Profit	291,330	224,024

General and Administrative Expenses
Advertising	17,526	19,422
Amortization	17,732	16,949
Bad debts	0	218
Depreciation	18,984	23,615
Accounting	26,472	16,659
Legal	4,324	1,683
Sales expense	25,259	25,563
Office and computer expense	9,205	13,749
Travel and entertainment	2,645	1,528
Insurance	3,167	4,539
License and permits	364	406
Repairs and maintenance	754	1,230
Occupancy expense (Rent & Utilites)	26,023	25,073
Payroll expense	53,214	53,314
Telephone	2,749	3,535
General and administrative	42,734	58,897
Total operating expenses	251,150	266,379
Net Income (loss) from operations	40,179	(42,355)

Other income and (expenses)
Interest expense	(25,787)	(62,971)
Total other income and (expense)	(25,787)	(62,971)
State income tax	800	800
Net Income (loss)	13,592	(106,125)

Net Income (loss) per share	0.01	(0.01)

Weighted average of outstanding shares	14,582,308	13,647,349

The accompanying notes to the financial statements are an integral part of these financial statements.

ASSETS	2008	2007
Current Assets
Cash in Bank	$33,694	$2,888
Accounts Receivable	71,342	38,543
Other receivable	113,155	66,253
Inventory	172,040	244,213
Prepaids	44,820	57,877
Total Current Assets	435,051	409,775
Fixed Assets
Fixed Assets	425,816	417,571
(Less) Accumulated Depreciation	(374,815)	(336,483)
Total Fixed Assets	51,000	81,088
Other Assets
Deposits	5,726	6,088
Intangible assets (less amortization)	174,958	182,383
Total Other Assets	180,684	188,471
Total Assets	$666,734	$679,334

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable-trade	$327,647	$180,398
Accrued Expenses	309,260	258,088
Payroll taxes	-	10,898
Sales taxes	352	-
Total Current Liabilities	637,259	449,384
Long Term Liabilities
Loan payable shareholders	467,766	1,521,988
Other long term debt	1,340	-
Total Long Term Liabilities	469,106	1,521,988
Total Liabilities	1,106,365	1,971,372
Shareholders' Equity
Capital stock, 100,000,000 shares authorized
14,614,849 and 13,647,349shares outstanding	3,415,875	2,339,375
Retained deficit	(3,855,506)	(3,631,413)
Total Shareholder's equity	(439,631)	(1,292,038)
Total Liabilities and Shareholders' Equity	$666,734	$679,334

The accompanying notes to the financial statements are an integral part of these financial statements.

	2008	2007
Cash flows from operations
Net Income (Loss)	$13,592	$(106,125)
Adjustments to reconcile net income to
net operating activities
Opening equity
Depreciation	18,984	23,615
Amortization	17,732	16,949
(Increase) Decrease in accounts receivable	(44,764)	(24,021)
(Increase) Decrease in other receivables	(16,606)	1,782
(Increase) Decrease in inventory	(9,119)	(16,595)
(Increase) Decrease in prepaid	(15,994)	(26,299)
(Increase) Decrease in deposits	(438)	2,600
Increase (Decrease) in accounts payable	116,614	24,189
Increase (Decrease) in other accrued expenses	4,328	53,394
Increase (Decrease) in payroll taxes	(3,680)	(80,665)
Increase (Decrease) in sales taxes	(840)	(305)
Net cash provided by operations	79,810	(131,481)

Investing Activities
Purchase of fixed assets	(7,244)	(5,755)
Purchase of intangible assets	(44,614)	(8,039)
Net cash used in investing activities	(51,858)	(13,795)

Financing Activities
Sale of Stock	77,500	0
Payments on shareholder loans	(133,810)	(204,993)
Borrow from related party	59,878	341,194
Borrow from unrelated party-Mitchell Bridge	0
Payment on notes - unrelated party	(4,434)	0
Payments on capital leases
Payments on stock rescission
Shareholder loans
Net cash generated by financing activities	(866)	136,201

Increase (decrease) in cash and equivalents	27,086	(9,075)
Cash at the beginning of period	6,606	11,962
Cash at the end of period	$33,692	$2,887

Supplemental disclosures to the Statement of Cash Flows
State Franchise tax paid	$800	$800
Interest paid	$25,787	$62,971

The accompanying notes to the financial statements are an integral part of these financial statements.

			RETAINED
Date	SHARES	AMOUNT	DEFICIT	TOTAL
2007
December 31, 2006	13,647,349	2,339,375	(3,525,289)	(1,185,914)
Net Income/Loss			(106,125)	(106,125)
June 30, 2007	13,647,349	2,339,375	(3,631,414)	(1,292,039)

2008
December 31, 2007	13,537,349	2,338,375	(3,869,100)	(1,530,725)
Stock issued for cash	77,500	77,500		77,500
Stock issued for the relief of debt	1,000,000	1,000,000		1,000,000
Net Income/Loss			13,592	13,592
June 30, 2008	14,614,849	3,415,875	(3,855,508)	(439,633)

The accompanying notes to the financial statements are an integral part of these financial statements.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the six months ending June 30, 2008 and 2007

Note 1 – Organization and Principal Activities

Organization

Feel Golf Company, Inc. was incorporated on February 14th, 2000 in the state of California. The company is in manufacturing and sales of golf clubs grips and golf clubs.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

These financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes.  The Company bases its estimates on historical experience, management expectations for future performance, and other assumptions as appropriate.  Key areas affected by estimates include allowance for doubtful accounts, depreciation provisions, income taxes and contingencies.  Actual results could differ materially from these estimates under different assumptions and conditions.

Revenue recognition

Domestic Revenue is recognized in accordance with SEC Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements’” as amended by SAB 104,”Revisoin of Topic 13 (Revenue Recognition) .  The Company recognizes domestic revenue when product has shipped and the significant risks and rewards of ownership have been transferred to the customer pursuant to applicable laws and regulations.  The Company does not offer extended payment terms or rights of returns for its sold products except in case of product warranty.

International Revenue Recognition from Distributors

International Revenue from our foreign distributors is recognized when the foreign customer approves the proforma invoice and payment is made via wire transfer and/or credit card.  This policy prevents collection problems. Foreign orders are paid in US Dollars.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the six months ending June 30, 2008 and 2007

Comprehensive Income (loss)

The comprehensive income (loss) is presented in the statements of stockholders’ equity and comprehensive income (loss).  The accumulated other comprehensive income (loss) is presented as a component of equity in the balance sheets and consists of the cumulative amount of net financial statement translation adjustments.

Stock – Based Compensation

The Company accounts for share-based compensation arrangements in accordance with SFAS 123 (revised 2004)(“SFAS123(R)”), Share-Based Payments, which the Company adopted in February, 2005.  (Be more descriptive)

Earnings per Common Share

Statement of Financial Accounting Standards No. 128, “Earnings per Share”, requires presentation of basic earnings per share (”Basic EPS) and diluted earnings per share (“Diluted EPS).  Basic earnings (loss) per share is computed by dividing earnings (loss) available to common stockholders by the weighted average number of common shares outstanding (including shares reserved for issuance) during the period.  Diluted earnings per share is calculated by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding and all dilutive potential common shares that were outstanding during the period.

Cash and Cash Equivalents

All cash and short-term investments with original maturities of three months or less are considered cash and cash equivalents, since they are readily convertible to cash.  These short-term investments are stated at cost, which approximates fair value.

Allowance for Doubtful Accounts

The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral.  Exposure to losses on receivables is principally dependent on each customer’s financial condition.   The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.  Accounts are “written-off” when deemed uncollectible.  Management has determined based on historical collections that a minimal allowance for doubtful accounts is deemed necessary for the six months ending June 30, 2008 and 2007.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the six months ending June 30, 2008 and 2007

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Cost includes the price paid to acquire the assets, including interest capitalized during the period and any expenditure that substantially add to the value of or substantially extend the useful life of an existing asset.  Maintenance and repairs are charged to operations as incurred.

The Company computes depreciation expense using the straight-line method over the estimated useful lives of the assets, as presented in the table below. The estimated lives of the assets range from three to seven years.

Useful lives in years

Computer Hardware	3-7
Computer Software	3-5
Furniture and Office Equipment	7
Production Equipment	7

Long Lived Assets

The Company accounts for our long-lived, tangible assets and definite-lived intangible assets in accordance with Statement of Financial Accounting Standards No. (SFAS) 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  As a result, the Company assesses long-lived assets classified as “held and used,” including the equipment and furniture, for impairment whenever events or changes in business circumstances arise that may indicate that the carrying amount of the long-lived asset may not be recoverable.  These events would include significant current period operating cash flow losses associated with the use of a long-lived asset group of assets combined with a history of such losses, significant changes in the manner of use of assets and significant negative history or economic trends.  Management evaluated the long-lived assets for impairment during the six month ending June 30, 2008 and did not note any triggering event that the carrying values of material long lived assets are not recoverable.

Fair Value Estimates

The fair value of an asset or liability is the amount at which it could be exchanged or settled in a current transaction between willing parties.  The carrying values for cash and cash equivalents, current and non current marketable securities, restricted investments, accounts receivable and accrued liabilities and other current assets and liabilities approximate their fair value due to their short maturities.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the six months ending June 30, 2008 and 2007

Shipping and Handling Costs

Shipping and handling costs are classified as a source of revenue.  Customer payments of shipping and handling costs are recorded as a component of revenue.

Research and Development

Research and development costs are incurred during the process of researching and developing new products and enhancing the existing products, technologies and manufacturing processes and consist primarily of compensation and related costs for personnel, materials, supplies, equipment depreciation and consultant and laboratory testing costs.  The expenses related to these costs are incurred until the resulting product has been completed and tested and is ready for commercial manufacturing.

Income Taxes

Feel Golf has been an “S” corporation for IRS purposes since February 2000 inception with gains and/or losses being passed through to respective shareholders of record. Feel Golf does pay an annual $ 800 corporation franchise fee to the state of California.

Note 3 – Recently issued accounting pronouncements

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB No. 115 ("SFAS No. 159"). SFAS No. 159 permits companies to choose to measure many financial instruments and certain other items at fair value in order to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for our calendar year ending December 2009. We are currently assessing the impact, if any, of this statement on our condensed consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, or ("SFAS 141(R)"). SFAS 141(R) establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non controlling interest in the acquired. SFAS 141(R) also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The provisions of SFAS 141(R) are effective for financial statements issued for fiscal years beginning after December 15, 2008.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the six months ending June 30, 2008 and 2007

Note 4 – Property and Equipment (see balance sheet)

Property and equipment consists of the following at June 30, 2008 and 2007:

	2008	2007

Furniture and Fixtures	$287,186	$286,186
Equipment	$79,273	$76,773
Trade Show Booth	$53,138	$48,394
Leasehold Improvements	$6,219	$6,219
Total Fixed Assets	$425,816	$417,571
(Less Accumulated Depreciation)	$(374,815)	$(336,483)
Total Net Fixed Assets	$51,000	$81,088

Depreciation expense for the six months ending June 30, 2008 and 2007 were $18,984 and $23,615 respectively.

Note 4 (a) - Intangible Assets

a)
Intellectual properties- are carried on the books as of June 30, 2008 and 2007, respectively. These consist of various design and utility patents of golf clubs and golf grips along with various trademarks and registrations. The balances as of June 30, 2008 and 2007 were $180,438 and $167,083 respectively.

b)	Capitalized Film Production- consists of our golf grip, and golf wedge Infomercials and TV commercials for same. The balances as of June 30, 2008 and 2007 were $235,425 and $215,525 respectively.

c)	Capitalized Talent- Includes on camera celebrity talent used in our marketing films. The balances as of June 30, 2008 and 2007 were $36,899 and $36,899 respectively.

d)	Capitalized Promotion- Includes product used by celebrities, and Tour players. The balances as of June 30, 2008 and 2007 were $109,004 and $99,644 respectively.

e)	Capitalized Print/Reproduction – Includes printed materials for direct response marketing to consumers. The balances as of June 30, 2008 and 2007 were $42,908 and $45,746.

f)	Capitalized Marketing- Costs for the direct response marketing campaign. The balances as of June 30, 2008 and 2007 were $15,398 and $2,500 respectively.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the six months ending June 30, 2008 and 2007

Total Intangible Assets,	June 30, 2008	$620,072
Accumulated Amortization,	June 30, 2008	($445,115)
Net Intangible Assets,	June 30, 2008	$174,958
Total Intangible Assets,	June 30, 2007	$567,398
Accumulated Amortization,	June 30, 2007	($385,014)
Net Intangible Assets,	June 30, 2007	$182,383

Amortization expense for the six months ending June 30, 2008 and 2007 were $17,732and $16,949 respectively.

Note 5 – Notes Payable from Stockholder Loans to the Company

The balance of the note loans payable from stockholder loans to the company are as follows:

	June 30, 2008	June 30, 2007
Wylie Mitchell	226,860	184,205
Lee Miller	240,907	1,337,783
Total	$467,767	$1,521,988

In January 2008, Lee Miller exchanged the indebtedness for 1,000,000 shares of Company stock for a total of $1,000,000.

On February 13, 2008, the Company received a bridge loan of $30,000 from Wylie Mitchell, with a maturity of one year, with interest rate 7% annum. Interest expense for the period ending June 30, 2008 was $875.

Interest expense for the period ending June 30, 2008 and 2007 was $24,912 and $62,971 respectively.

Note 6 – Share Capital

Company has authorized 100 million shares of common stock. The Company has also authorized 10 million shares of preferred. No preferred has been issued to date.

a)	Share Capital raised during the periods of June 30, 2008 and 2007 with sale of private common stock via Reg D and/or 25102 (n) is as follows;

As of June 30, 2008:             77,500 shares issued at $1 each - $77,500

As of June 30, 2007:             no new shares issued

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the six months ending June 30, 2008 and 2007

b)  Stock Options

The Company on February 5th 2005 adopted a formal stock option plan.  The Board of Directors approved 3 million shares for use as an option pool. At June 30, 2008 and 2007, there were no stock options outstanding.

c) Stock based compensation

The fair value for stock options expensed was estimated using the Black-Scholes option pricing model assuming no expected dividends and the following weighted average assumptions:

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and is fully transferable.  In addition, the valuation model calculates the expected stock price volatility based on highly subjective assumptions.  Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management opinion, the existing model does not necessarily provide a reliable single measure of the fair value of its employee stock options.

During the periods ending June 30, 2008 and 2007, the company did not have stock-options outstanding.

d) Stock Issued for Services

For the  periods ending June 30, 2008 and 2007, the Company did not issue shares respectively to any individuals that are consultants to the Company for services rendered to the Company. The Company records these issuances under the requirements of SFAS 123R which state that the expense is recognized at the fair market value of the stock at the date the shares are granted for the performance of the services. The Company therefore did not record expense for the periods ending June 30, 2008 and 2007 respectively.

e) Common Share Re Purchase (s)

For the periods ending June 30, 2008 and 2007, the company did not re-purchase shares respectively.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the six months ending June 30, 2008 and 2007

Note 7 – Leases

The Company was located from January 2003 until January 2007 in Monterey CA in a 4 year gross lease. In January 2007, the Company relocated from Monterey, CA to Salinas, CA.

The Company presently leases its 5500 square foot manufacturing and office facilities in Salinas, CA from an unrelated party.  The renewable lease was for a one year period beginning February 1, 2007, and ending February 1st, 2008.  The present one year lease is from February 2008 until February 2009. The lease has a 2 year renewable with an annual 2.5 % CPI. The lease is a gross lease to the lessee, with the lessor agreeing to pay all taxes, rates and assessments on the leased premises, in accordance with generally accepted accounting principles applicable to the real estate industry.

Rent expense for the period ending June 30, 2008 and 2007, were $24,310 and $23,460, respectively.

 Future minimum lease annual payments under this lease are as follows:

2008                      $ 20,911
2009                      $ 42,865
2010                      $ 43,937

Note 8 – Income taxes

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company is an “S” corporation, therefore all gains and losses are passed through to the shareholders.

Note 9 - Going concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has incurred an accumulated retained deficit of $ 3,855,5068 and $3,631,415  at June 30, 2008 and 2007.  There is no guarantee that the Company will achieve profitable operations in the next fiscal year. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. Management has plans to seek additional capital through a private placement and public offering of its common stock.  The Company has an extensive marketing plan that it hopes will move the Company’s products and processes into different areas and countries.  The Company has begun research and development into new product and new revenue channels that it hopes will result in revenue generation.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the six months ending June 30, 2008 and 2007
The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 10 – Concentrations- 2008 and 2007

No major customer accounted for 10 % or more of the Company revenue as of June 30, 2008 and 2007respectively. A Source of Revenue that may exceed 10 % of revenue, is the Company’s web site.

Note 11 - Financial Instruments

Foreign Currency Risk

The Company's revenues are derived in United States dollars. For the most part, this exposure is reduced to the extent that the Company requires payment in full prior to shipment of foreign orders and foreign revenue is recognized upon receipt of funds. The accounts receivable, accounts payable and long-term debt balances are paid in US currency.

Credit Risk

Concentration of credit risk with respect to accounts receivable is limited due to the Company's credit evaluation process, the large number of customers comprising the Company's customer base and their dispersion among many different geographical areas of the USA.

In the normal course of business, the company evaluates the financial condition of its customers on a continuing basis and reviews the credit worthiness of all new customers.

The Company maintains its bank accounts in one institution and maintains balances of low to minimum five (5) figures in US dollars.

Fair Value

Fair value estimates are made as of a specific point in time using available information about the financial instrument.  These estimates are subjective in nature and often cannot be determined with precision.

Financial instruments of the company consist mainly of cash, accounts receivable, accounts payable, accrued liabilities, and long-term debt.  As of June 30, 2008 and 2007, there were no significant differences between the carrying amounts of these items and their estimated fair values.

Feel Golf Company, Inc.
Footnotes to the Financial Statements
For the six months ending June 30, 2008 and 2007
Note 12 Related Party Transactions

R. Lee Miller and Wylie Mitchell are two major shareholders who have loaned working capital funds needed by the Company.

Note 13 – Subsequent events

a)	In August 2008, the company issued Anslow & Jaclin 25,000 shares of common stock in exchange for legal service.

b)
 In August 2008, the company issued Adam Levin 602,863 shares of common stock for consulting service. The company will issue another 602,863 shares of common stock 7 days before the S-1 filing, estimated to be September 2008.

c)	In July 2008,the Company revoked “S” Corporation Status to “C” Corporation status .

d)	On July 15, 2008, the Company implemented a Call Center in Denver. The call center was closed on August 29, 2008 due to lack of experienced staff.

e)
On July 15,2008, the company entered into a  six month lease in Denver for 1,000 square feet office space at $1,250 per month plus $250 utilities charge.  The company has since vacated the premises and is negotiating to reduce or eliminate any liabilities incurred for the remaining rental period.

End of Notes

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

We plan to launch an aggressive but well-directed marketing campaign to rapidly grow our revenue and significantly maximize our market potential.  To reach the mass market, we will more frequently advertise our grips, the Full ReleaseTM Performance grips in particular, on The Golf Channel in the U.S. We plan to develop additional strategic advertising and promotion plans including key industry endorsements, press releases, additional TV spots, major golf magazine print ads, our sponsored media days for major magazine equipment writers, weekly schedules with retailer demo days, enhanced and continual in-store support programs, open-to-the public as well as privately sponsored clinics, USA and European PGA Tour staff presence, annual trade-shows, and continuous in-house productions of articles and editorials.

In support of our marketing strategy, we plan to develop five distinct sales channels:

•	Direct to Consumer: we plan to use direct response marketing in advertisement and infomercials, running primarily on Golf Channel, websites and national print media.

•	Wholesale Distribution: we plan to employ a well-trained and efficient sales staff to sell and provide ongoing marketing and in-store support to U.S. major golf retailers.

•	Internet Sales: we plan to hire a staff or two (2) skilled employees to aggressively market our line of products on the Internet at retail prices on our website.

•
International: Asia is a prominent international market where golf as a sport is rapidly growing and becoming a national pastime within millions playing the game. We plan to hire a staff or two (2) to be responsible for continuous training our distributors in Asia and also Europe, although our international distributors are responsible for their own marketing expenditures.

•
Call Center and Inside Sales: we plan to assemble an effective in house telemarketing sales force to sell direct to our consumers and handle both inbound and outbound customer communications and sales.

We also plan to develop our licensing potential. Because when a golfer purchases every set of golf clubs or golf grips, he/she makes numerous purchases of caps, T-shirts, golf/sport shirts, sweaters, pants, jackets, socks, coffee mugs, etc, we will explore the potential of licensing our logo to an existing apparel company.

Result of Operation

The following tables set forth key components of our results of operations for the periods indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

	Statement Of Operations June 30, 2008 and December 31, 2007 and 2006

	2008	2007	2006
	(Unaudited)	(Audited)
Net sales	$366,819	$547,436	$670,027

Cost of goods sold	75,489	300,367	292,309

Gross Profit	291,330	247,069	377,718

General and Administrative Expenses
Advertising	17,526	74,280	85,419
Amortization	17,732	61,018	50,084
Bad debts	0	268	2,066
Depreciation	18,984	42,964	60,876
Accounting	26,472	29,168	19,736
Legal	4,324	8,317	11,569
Sales expense	25,259	52,375	63,294
Office and computer expense	9,205	16,220	12,702
Travel and entertainment	2,645	2,398	2,428
Insurance	3,167	6,759	12,938
License and permits	364	3,869	2,347
Repairs and maintenance	754	2,355	2,495
Occupancy expense	26,023	47,682	80,598
Payroll expense	53,214	86,132	155,200
Telephone	2,749	7,231	7,560
General and administrative	42,734	36,677	35,398
Total operating expenses	251,150	477,713	604,711
Net Profit (loss) from operations	40,179	(230,644)	(226,993)

Other income and (expenses)
Interest expense	(25,787)	(113,167)	(106,488)
Total other income and (expense)	(25,787)	(113,167)	(106,488)
Net Profit (loss)	13,592	(343,811)	$(333,481)

Net Gain (loss) per share	0.0009	(0.03)	$(0.02)

Weighted average of outstanding shares	14,582,308	13,537,349	13,643,085

Capital Liquidity and Resources

We believe that the cash flow we generated through operations will be sufficient to sustain current level operations for at least the next twelve months.  The table set forth below reflects our cash flow on December 31, 2007 and 2006.  We generated cash flow of $33,694 as the date of June 30, 2008, $6,606 as the date of December 31, 2007 and $11,962 as of December 31, 2006. We believe that as our retail base expands through the launching of our marketing plan, we will be able to rapidly grow our revenues.

ASSETS	2,008	2007	2006
Current Assets
Cash in Bank	$33,694	$6,606	$11,962
Accounts Receivable	71,342	26,578	14,522
Other receivable	113,155	96,549	68,035
Inventory	172,040	162,921	227,618
Prepaids	44,820	28,827	31,307
Total Current Assets	435,051	321,481	353,444
Fixed Assets
Fixed Assets	425,816	418,571	411,824
(Less) Accumulated Depreciation	(374,815)	(355,831)	(312,877)
Total Fixed Assets	51,000	62,739	98,947
Other Assets		5,288	8,688
Deposits	5,726
Intangible assets (less amortization)	174,958	148,076	191,293
Total Other Assets	180,684	153,364	199,981
Total Assets	666,734	537,584	652,372

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names, ages, and positions of our executive officers and directors as of the September 26, 2008. Executive officers are elected annually by our Board of Directors. Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.

Board of Directors
Lee Miller (Chairman)
David Otterbach
David Worrell
Wylie Mitchell

Executive Officers

NAME	AGE	POSITION
Lee Miller	68	Chief Executive Officer, Interim Chief Financial Officer
David Otterbach	49	Chief Operating Officer

Lee Miller

Mr. Miller has in depth experience in operations, and early on he was in mergers and acquisitions for USS Chemicals, a division of U.S. Steel. He personally has acquired, and sold several golf & non golf companies during his career. From 1977 until 1996, he was the Chairman of Hilco Technologies, Inc., a high-tech supplier to the aircraft, medical, automotive industries and a prime Department of Defense (DOD) Contractor. In 1977, Mr. Miller served as Honorary Vice-Chairman for Checker Motors under the Chairmanship of Ed Cole, his mentor and former President of General Motors. Mr. Miller is a member of the Professional Golfers Association (PGA) and an associate member of the Senior PGA Tour. He studied accounting and financial analysis at Davenport College, earned a Mechanical Engineering certificate (MDTA), and his MBA and PhD from the University of Beverly Hills.

David Otterbach

Mr. Otterbach is our Chief Operating Officer and is also a member of the Board of Directors. He has a wealth of business experience from multiple industries serving on the Board of Directors for several companies. His experience includes both public and private equity markets. He co-founded Sensory-View of America, a technology company based in Austin, TX, and also founded a consulting firm serving general business where he implemented Client Company marketing, sales & business development strategies. Prior to these business endeavors, Mr. Otterbach was a Senior Vice President with a number of Wall Street firms including Drexel Burnham Lambert & Lehman Brothers. He graduated with a BS from Georgia Tech & received his MBA with Honors from Texas State University.

David Worrell

Mr. Worrell is a member of our Board of Directors. Mr. Worrell is a successful serial entrepreneur, published author and internationally experienced consultant. He specializes in offering compelling strategies and strong execution to lead rapidly growing companies.

From 2005 to present, Mr. Worrell is the CFO and partner of Pharma Services Network in Charlotte, NC (“PSN”). PSN is the U.S. representative office for a portfolio of foreign Contract Research Organization (“CROS”) that serves the U.S. pharmaceutical market. He was the founder and partner of Monterey Venture Partners in Monterey, California from 1999 to 2005, which provides financial and strategic services, including capital formation, business case development, valuation and operational assistance to emerging, high-growth companies across the U.S. From 2002 to 2003, he is the director of the Corporate Development at Chicago Tokyo Group in Charlotte, NC. He developed a new medical device import business to compliment an existing consulting practice, and led U.S. effort to develop channel partnerships including relationships with suppliers, financiers, and referral sources. From 1993 to 1999, he was the president of InfoQuest! International (now SilverPop), a telecommunications service provider in Kansa, where he restructured price, service offerings, sales and marketing of the company, took the company from significant operating losses to profitability within two months, and grew the business and sold it to a Silicon Valley competitor. From 1991 to 1993, he was the vice president and strategy consultant at Chicago Tokyo Group, Inc. in Japan, where he provided strategic management, marketing, and regulatory consulting to Fortune 500 medical decide and pharmaceutical companies entering the Japanese market.

In 2004, Mr. Worrell served on the board of directors of Metrolina Entrepreneurship, a non-profit corporation headquartered in Charlotte, North Carolina.

Since 2002, Mr. Worrell has been a contributing finance writer of Entrepreneur Media in Irvine, California. He writes bi-monthly for “Raising Money” column and financial feature stories that are widely syndicated, and has published over fifty articles on various strategy and finance topics from bootstrapping to public offering.

Mr. Worrell received his BA in International Business Administration from Ohio State University in 1990. He completed continuing professional education in “Venture Capital Finance” in 2003 and 2006, and continuing profession education in “Private Equity & Mezzanine Finance” in 2003, 2004 and 2005.  He is bilingual in English and Japanese (Level 2 Certification).

Wylie Mitchell

Mr. Mitchell is a member of our Board of Directors. He has a wealth of business experience in leasing, investment and land sales. He is currently the vice president of BT Commercial Real Estate and performs full service real estate brokerage service throughout the Monterey County area in California. He has accomplished dozens of significant transactions involving sales and leases of properties ranging from 5,000 square feet to 700 acres.

From 1991 to 1995, Mr. Mitchell worked for Moser Cunningham Commercial Real Estate in California. From 1979 through 1991, he was the owner and broker of Century 21 Advantages Realtors.

Mr. Mitchell is affiliated with many professional organizations. He is a member of the National Association of Realtors, California Association of Realtors, National Academy of Real Estate Exchangers, Salinas Elks Lodge, and Steering Committee on Violence and Injury Prevention Team of the City of Salinas. He is on the board of Oldtown Salinas Association. He was the president of Rotary International, the vice president director of Salinas Chamber of Commerce, and a board member of United Way.

Mr. Mitchell received his AA from Hartnell Community College in 1959. He attended the Real Estate Extension Class at the University of Southern California. Mr. Mitchell received his real estate license from the State of California in 1976.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended June 30, 2008 and 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO), Chief Financial Officer (CFO) and Chief Operation Officer (COO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Lee Miller	2008	0	0	0	0	0	0	0	0
(CEO, Interim CFO)	2007	0	0	0	0	0	0	0	0

David Otterbach	2008	36,000	0	0	0	0	0	0	36,000
(COO)	2007	27,000	0	0	0	0	0	0	27,000

Option Grants Table.

Pursuant to a resolution of our Board of Directors, as approved by at a special meeting of our shareholders on February 5, 2005, we adopt the 2003-2004 stock option plan. Options granted under the stock option plan may be incentive stock options as defined in Section 422 of the Internal Revenue Code (the “IRS”) or non-statutory stock options, as determined by the Board of Directors or any of its Committees at the time of grant of an option and subject to the applicable provisions of Section 422 of the IRS, as amended, and the regulations promulgated thereunder. Stock purchase rights may be granted under the plan.

As of September 26, 2008, there have been no individual grants of incentive stock options or non-statutory stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through June 30, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised during period ending June 30, 2008 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table.

There were no awards made to a named executive officer in the last completed fiscal year under any LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our officers or directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of September 26, 2008 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Lee Miller Address: 25943 Deer Run Lane Salinas, CA 93908	11,456,219 (2)	72.30%

Common Stock	Wylie Mitchell Address: 49 Harper Cyn Rd. Salinas, CA 93908	1,132,670 (3)	7.15%
Common Stock	David Otterbach Address: 27540 Mooncrest Dr. Carmel, CA 93923	0	0%
Common Stock	David T Worrell	0	0
	10610 Camden Meadow Dr Charlotte, NC 28273
Common Stock	All executive officers and directors as a group	12,588,889	79.45%

(1)	Based upon 15,845,575 shares outstanding as of September 26, 2008.
(2)	Represents 11,456,219 shares held by the Lee Miller Trust as of September 26, 2008.
(3)	Represents 1,132,670 shares held by the Wylie Mitchell Trust as of September 26, 2008.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

On February 13, 2008, we received a bridge loan of $30,000 from Wylie Mitchell, with a maturity of one year, with interest rate 7% annum. Interest expense for the period ending June 30, 2008 was $875. Mr. Mitchell is a member of our Board of Directors.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

Our directors and officers are indemnified as provided by the California corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

FEEL GOLF CO. INC.
2,318,226 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus Is:  SEPTEMBER __, 2008

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee		$91.00
Federal Taxes	$
State Taxes and Fees	$
Transfer Agent Fees		$5,000
Accounting fees and expenses		$10,000
Legal fees and expense		$30,000
Blue Sky fees and expenses	$
Miscellaneous	$
Total		$45,091

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the California corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

We were incorporated in the State of California in February 2000. In the past three years, we have issued 2,499,990 shares of our common stock to 16 shareholders.

Among the 2,499,990 shares of common stock, 181,764 shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction. Specifically, we issued a total of 181,764 shares of common stock to certain individuals in the past three (3) years and entities as follows:

Name	Date of Sale	Number Of Shares
Kathryn Baum	1/31/2005	10,000
Jason Dunn	1/31/2005	100,000
Robert Michael Glas	3/14/2005	50,000
Mitch and Peggy Smith	12/31/2005	10,000
Todd & Karen Acker	3/31/2006	11,764
Total		181,764

The remaining 2,318,226 shares were issued under Rule 506 of Regulation D promulgated under the Securities Act. These stockholders who received the securities representations that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Our management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon our management’s inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D. Specifically, we issued a total of 2,318,226 shares of common stock to certain individuals in the past three (3) years and entities as follows:

Name	Date of Sale	Number Of Shares
Todd & Karen Acker	12/1/2007	10,000
Miller Family Trust	1/1/2008	1,000,000
David Alexander	2/11/2008	20,000
Jerry Natalia	2/12/2008	7,500
Glen Puro	2/12/2008	10,000
Mike and Nancy Anderson	3/31/2008	5,000
Eric Oversteg	4/15/2008	20,000
Jim & Darla Hinderscheid	4/22/2008	10,000
Brendon Jones (UK)	5/13/2008	5,000
Anslow Jaclin LLP	8/31/2008	25,000
Criterion Capital Partners, LLP	8/31/2008	1,205,726
Total		2,318,226

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Stock Option Plans
10.2	Incentive Stock Option
10.3	Non-Statutory Stock Option
23.1	Consent of Hawkins Accounting of Los Angeles CA
23.2	Consent of Counsel
24.1	Power of Attorney
99.1	Patents

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Salinas, California on September 26, 2008.

FEEL GOLF COMPANY, INC.

/s/ Lee Miller	/s/ David Otterbach
Name: Lee Miller	Name: David Otterbach
Title: Chief Executive Officer, Interim Chief Financial Officer	Title: Director, Chief Operating Officer

/s/ David Worrell	/s/ Wylie Mitchell
Name: David Worrell	Name: Wylie Mitchell
Title: Director	Title: Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lee Miller and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Feel Golf Company, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

/s/ Lee Miller	/s/ David Otterbach
Name: Lee Miller	Name: David Otterbach
Title: Chief Executive Officer, Interim Chief Financial Officer	Title: Director, Chief Operating Officer

/s/ David Worrell	/s/ Wylie Mitchell
Name: David Worrell	Name: Wylie Mitchell
Title: Director	Title: Director